UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2002 (August 15, 2002)

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28536 (Commission File Number)	74-2781950 (IRS Employer Identification No.)

10101 Reunion Place, Suite 450, San Antonio, Texas (Address of Principal Executive Offices)	78216 (Zip Code)

Registrant’s telephone number, including area code: (210) 302-0444

Item 5. Other Events

     On August 15, 2002, the Company received notice from The Nasdaq Stock Market, Inc. (“Nasdaq”) that its common stock failed to regain compliance with the minimum bid price of at least $1.00 per share, as required by Nasdaq Marketplace Rule 4310(c)(8)(D) (the “Rule”). However, Nasdaq acknowledged that the Company meets the initial listing requirements for the Nasdaq SmallCap Market (specifically, the stockholders’ equity requirement). Therefore, Nasdaq provided the Company with an additional 180 calendar days, or until February 10, 2003, to comply with the Rule. If at any time before February 10, 2003, the bid price for the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company complies with the Rule. If the Company is unable to demonstrate compliance with the Rule by February 10, 2003, Nasdaq will provide written notification that the Company’s common stock will be delisted. Any such determination of Nasdaq may be appealed by the Company to a Nasdaq Listing Qualifications Panel.

Item 7. Financial Information, Pro Forma Financial Information and Exhibits

(a)	Financial Information

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit	Description
99.1	Press Release, dated August 15, 2002

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY EQUITY HOLDINGS CORP.

Date: August 16, 2002	By:	/s/ DAVID P. TUSA ———————————————
		Name: Title:	David P. Tusa Executive Vice President, Chief Financial Officer and Corporate Secretary

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INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release, dated August 15, 2002